UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2023

EQRX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40312	86-1691173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Hampshire Street, Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 617-315-2255

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	EQRX	The Nasdaq Global Market
Warrants to purchase one share of common stock at an exercise price of $11.50	EQRXW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2023, Jami Rubin notified EQRx, Inc. (EQRx) of her decision to step down as Chief Financial Officer (and as principal financial officer and principal accounting officer) of EQRx effective March 31, 2023. Ms. Rubin’s departure is not related to a disagreement with EQRx on any matter relating to EQRx’s operations, policies or practices. EQRx thanks Jami for her service and contributions to EQRx and wishes her all the best as she contemplates new endeavors.

Accordingly, on March 9, 2023, EQRx’s board of directors (the Board) appointed Melanie Nallicheri, EQRx’s President and Chief Executive Officer and principal executive officer, as principal financial officer, with immediate effect, and plans to conduct a search for a successor chief financial officer.

Ms. Nallicheri, age 54, has been EQRx’s President, Chief Executive Officer and member of the Board since December 2021 and is a co-founder of EQRx International, Inc. and was the President and Chief Operating Officer of EQRx International, Inc. since August 2019 and effective September 1, 2021 assumed the role of President and Chief Executive Officer and joined EQRx International, Inc.’s board of directors. Ms. Nallicheri is a healthcare and life sciences executive with nearly three decades of experience. Prior to joining EQRx International, Inc., from September 2016 to April 2019, Ms. Nallicheri served as Chief Business Officer and Head of Biopharma for Foundation Medicine, Inc. Prior to that, from 2013 to June 2016, Ms. Nallicheri served in a variety of roles at McKesson Corporation, including as Senior Vice President, Corporate Strategy and Business Development at McKesson Distribution Solutions and McKesson Data & Analytics; and prior thereto, from 2011 to 2013 as Senior Vice President, Corporate Development at Geron Corporation. Ms. Nallicheri holds an M.S. in business and economics from WHU Otto Beisheim School of Corporate Management in Koblenz, Germany and an M.B.A. with honors from Columbia Business School.

There are no understandings or arrangements between Ms. Nallicheri and any other person pursuant to which she was appointed as principal financial officer, and, as previously disclosed in EQRx’s Annual Report on Form 10-K for the year ended December 31, 2022, Ms. Nallicheri has no material interest in any transaction or proposed transaction in which EQRx is or is to be a party. Ms. Nallicheri has no family relationship with any director or executive officer of EQRx.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2023		EQRX, INC.

	By:	/s/ Melanie Nallicheri
	Name:	Melanie Nallicheri
	Title:	President and Chief Executive Officer